EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the annual report of Heritage Financial Corporation (the “Company”) on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jeffrey J. Deuel, Chief Executive Officer, and Donald J. Hinson, Executive Vice President and Chief Financial Officer of the Company, certify in our capacity as officers of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

February 27, 2024	/s/ Jeffrey J. Deuel
Jeffrey J. Deuel
Chief Executive Officer Principal Executive Officer

February 27, 2024	/s/ Donald J. Hinson
Donald J. Hinson
Executive Vice President and Chief Financial Officer Principal Financial and Accounting Officer